Exhibit 10.5

CONTRACT OF EMPLOYMENT

between

MURRAY INTERNATIONAL METALS LIMITED

and

MICHAEL CRAIG

Dated: 28/6/94 & 16/5/94

CONTRACT OF EMPLOYMENT

between

MURRAY INTERNATIONAL METALS LIMITED

having its Registered Office at 95 High Street, Edgware, Middlesex (hereinafter called “the Company”) of the one part,

and

MICHAEL CRAIG

residing at 6 West Craigs Avenue, Edinburgh (hereinafter called “the Employee”) of the other part

WHEREAS the Company is desirous of employing the Employee and the Employee is desirous of entering employment with the Company: NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:–

FIRST	Position

The Company shall employ the Employee and the Employee shall act as a Sales Executive of the Company (or in such other office or offices as may from time to time be agreed). Notwithstanding the foregoing the Employee accepts that he may be required to perform other duties or tasks outwith the scope of his normal duties. The Company shall be entitled from time to time to appoint any person or persons to act jointly with the Employee.

SECOND	Commencement, Duration & Notice

This Agreement shall be deemed to have commenced on the First day of March 1994 and shall continue subject as hereinafter mentioned until terminated by either party hereto giving to the other not less than three months’ previous notice in writing. On serving notice for any reason to terminate this Agreement the Company may then or at any time thereafter during the currency of such notice by giving notice thereof to the Employee (i) elect to pay to the Employee as pay in lieu of notice, his salary at the basic rate then applicable under deduction of income tax and national insurance contributions if applicable for the unexpired portion of his appointment or his entitlement to notice as the case may be or (ii) instruct the Employee to stay away from work during the currency of such notice unless the Company requests the Employee to attend work by giving at least 48 hours’ prior notice.

THIRD	Continuous Employment

The date of commencement of continuous service with the Company will, for all purposes, be treated as the Seventh day of November 1989.

FOURTH	Duties

The Employee shall devote the whole of his time, attention and skill to the duties of his office and shall faithfully, efficiently, competently and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him and shall obey all reasonable and lawful directions given by or under the authority of the Board of Directors of the Company (“the Board of Directors”) and use his best endeavours to promote and extend its business to protect and further its interests and reputation and to further the interests of the Company in relation to new inventions or business concepts for exploitation by the Company. The Employee may be required in pursuance of his duties hereunder to perform services not only for the Company but also for any Associated Company (as hereinafter defined) of it and without further remuneration (except as otherwise agreed in writing between the parties hereto) to accept such offices in any Associated Company as the Company may from time to time reasonably require. The Company shall, without prejudice to the Employee’s rights hereunder, be entitled from time to time without any further consent, to second the Employee to the employment of any Associated Company. The Employee’s place of work shall be Murray Works, Newbridge Industrial Estate, Newbridge, Midlothian. The Employee shall not be obliged (except for occasional visits in the ordinary course of his duties) to reside outside the United Kingdom.

FIFTH	Hours of Work

The Company’s normal hours of work are from 8.30 am to 5.30 pm (Monday to Friday) inclusive of one hour for lunch daily, but the Employee is expected and may be requested to work reasonable overtime when necessary for the performance of his duties without additional remuneration.

SIXTH	Other interests

The Employee shall not during the term of this Agreement (except with the Company’s prior consent in writing) be directly or indirectly engaged or concerned in the conduct of any other business or be directly or indirectly interested in any such business save through holding or being interested in investments (quoted or unquoted) not representing more than two per centum of the issued equity capital or any other class of share or debenture capital of any one company.

SEVENTH	Confidentiality

The Employee shall not at any time hereafter directly or indirectly divulge or communicate to any person (other than those whose province it is to know the same or with proper authority) or make use of (other than for the purposes of the Company or an Associated Company) any of the trade secrets, designs, design improvements, know-how, business information methods, lists and other confidential information of the Company and of any Associated Company and of their respective customers or clients which he may have received or obtained while in the service of the Company. This restriction shall continue to apply after the termination of the Employee’s employment. The Employee shall use his best endeavours to prevent the publication or disclosure of any of the trade secrets or other confidential information of the Company or of any Associated Company whether relating to its trade dealings, financial affairs or otherwise which he may have received or obtained or may hereafter receive or obtain while in the service of the Company.

EIGHTH	Salary and Salary Reviews

The Company shall pay to the Employee during the continuance of his employment a salary at the rate of ________________ per annum which sum shall be payable by equal monthly instalments, in arrears, on or about the last day of each month and shall accrue from day to day. Although the Company shall be under no obligation to increase the salary payable hereunder, it shall be subject to review at least once in each year and except as otherwise provided herein shall be inclusive of any other remuneration from the Company or any Associated Company other than any profit sharing bonus.

NINTH	Expenses

Subject where appropriate to the production of the relative vouchers, the Employee shall be reimbursed for all authorised out-of-pocket expenses properly and reasonably incurred in the performance of his duties hereunder including expenses of entertainment, subsistence and travelling.

TENTH	Holidays

The Employee shall be entitled without loss of remuneration to twenty working days’ holiday in each calendar year running for these purposes from first January to thirty-first December (in addition to not less than ten days’ local and statutory holiday) to be taken at such convenient time or times as the Company shall approve. In the event that the Employee has not been employed throughout a full calendar year, the Employee’s entitlement shall be calculated pro rata according to each month of employment completed during that calendar year. Unused holiday entitlement in respect of any calendar year cannot, without the Company’s prior consent in writing, be carried forward to the subsequent calendar year and no holiday entitlement or payment in respect thereof will arise on the termination of this Agreement.

ELEVENTH	Sickness and Absence from Work

Without prejudice to the terms of Clauses SECOND and SIXTEENTH hereof, during any period of absence from work due to sickness or accident during the continuance of this Agreement, the Employee shall notify the Company so far as practicable on the first day of such absence and provide the Company with a completed self certificate form for periods of absence from four to seven days and a doctor’s certificate for periods in excess of seven days and, subject to compliance with the above, shall be paid as follows:

(i)     if the Employee has completed less than three complete years of continuous service with the Company (or any Associated Company to which the Employee may have been seconded as aforesaid) excluding, for these purposes, periods of absence from work due to sickness or accident, in full for the first thirteen weeks of such absence and at the rate of half salary for the next thirteen weeks thereafter;

(ii)    if the Employee has completed three or more complete years of continuous service with the Company (or any Associated Company to which the Employee may have been seconded as aforesaid) excluding, for these purposes, periods of absence from work due to sickness or accident, in full for the first twenty-six weeks of such absence and at the rate of half salary for the next Twenty-Six weeks thereafter.

In each case there shall be deducted from the salary payable the amount of any income benefit to which the Employee is entitled, whether claimed or not, in consequence of such sickness or accident under the Nation al Insurance Scheme for the time being in force and/or any scheme for the time being in force of which he is by virtue of his employment hereunder a non-contributory member. In any event, after the period of twenty-six or fifty-two weeks (as the case may be), the payment of salary whether in full or in part shall be at the Company’s sole discretion.

For the purposes of assessing the entitlement of the Employee to statutory sick pay, the qualifying days will be Monday to Friday both days inclusive.

The Company may suspend payment of Company Sick Pay if it has reasonable grounds for suspecting that the Employee is fit to return to work and may require the Employee at any time and at its expense to be examined by an independent medical practitioner to decide whether or not the Employee is fit to return to work.

TWELFTH	Pension Scheme

Subject to the Rules for the time being applicable thereto the Employee shall, during the continuance of his appointment hereunder, be entitled to become a member of any pension scheme for the time being in force for which he might be eligible. Membership of the pension scheme currently includes provision for life cover providing death-in-service benefit amounting to four times the Employee’s basic annual salary. Changes in the Rules of any such Scheme will be notified in writing to the Employee within one month or such other period as is reasonable in the circumstances and copies of the Rules of any such scheme for the time being in force will be made available on application to the Secretary of the Company. There is at the date hereof a contracting-out certificate in respect of the Employee’s employment.

Company Car

To enable the Employee to perform his duties hereunder he shall be provided with the use of a motor vehicle in respect of which the Company shall defray the insurance and all running costs (including fuel used for business purposes). The Employee shall be responsible for ensuring that the vehicle is at all times in the state and condition required by law, that where applicable a test certificate in relation thereto is in force (the costs of obtaining such Certificate to be borne by the Company) and that he is at all times the holder of a valid United Kingdom drivers licence which shall be produced to the Company on demand. The Employee will be required at all times to conform with the Company’s regulations regarding the provision of motor vehicles and any requirements of the Company’s insurers intimated from time to time to the Employee.

THIRTEENTH	Intellectual Property - Patents & Trademarks

In view of the fact that the business of the Company and of its Associated Companies consists in part in the development and exploitation of inventions and that it is the Employee’s responsibility to further the interests of the Company and its Associated Companies in respect thereof, each and every discovery, invention, improvement, design and secret process made or discovered by the Employee at any time whether before or after the date hereof but after he became an employee of the Company, whether capable of being patented or registered or not (and whether or not made or discovered in the course of his employment hereunder) in connection with or in any way affecting or relating to the business of the Company or of any Associated Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such one of its Associated Companies as the Company may nominate for the purpose. If and whenever required so to do (whether during or after the termination of his employment with the Company), the Employee shall, at the Company’s expense, apply or join in applying for letters patent or other equivalent protection in the United Kingdom or any other part of the world for any such discovery, invention, improvement, design and secret process as aforesaid, and execute and do all instruments and things necessary for vesting the said letters patent or other equivalent protection when obtained and all right, title and interest to and in the same in the Company or its nominees absolutely and as sole beneficial owner or in such other person as the Company may require. Provided always that nothing herein shall prejudice the Employee’s rights under Sections 39 to 43 of the Patents Act 1977 as amended or re-enacted from time to time.

FOURTEENTH	Property in Confidential Material and Copyright

(A)   All drawings, designs, photographs, plans, models, blueprints, reports, manuals, files, notes, accounts, customer and price lists, documents or other material and all notes and memoranda of any trade secrets or confidential information of the Company or of any Associated Company as shall have been made or received by the Employee during the course of his employment (whether before or after the date of execution of this Agreement) are and shall be the property of the Company and shall be surrendered by the Employee to someone duly authorised by the Company for such purpose upon the termination of this Agreement or at the request of the Board of Directors at any time during the course of his employment hereunder.

(B)   (i) The Employee shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others (except only those works originated, conceived, written or made by him wholly outside his normal working hours and wholly unconnected with his appointment) and shall until such rights shall be fully and absolutely vested in the Company hold them in trust for the Company.

(ii)    The Employee shall assign and hereby assigns to the Company all copyright, design right and other proprietary rights if any for the full terms thereof throughout the world in respect of all copyright works and designs originated, conceived, written or made by the Employee (except only those works or designs originated, conceived, written or made by the Employee wholly outside his normal working hours and wholly unconnected with his appointment) during the period of his employment hereunder.

(iii)  The Employee hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by chapter IV of Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by this Clause or otherwise.

(iv) The Employee will at the request and expense of the Company do all things necessary or desirable to substantiate the rights of the Company under this Clause.

FIFTEENTH	Re-employment on an Acquisition

If the Employee shall have refused or failed to agree to accept employment offered to him on terms no less favourable to him than the terms in effect under this Agreement either by a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of the Company or which shall own or have agreed to acquire the whole or not less than ninety per centum of the equity share capital of the Company or by a subsidiary of such a company, he shall have no claim against the Company by reason of the termination of this Agreement by it, provided termination is within one month after such refusal or failure to agree.

SIXTEENTH	Termination

(A)   The Company shall, notwithstanding the provisions of Clause SECOND hereof and without prejudice to the terms of Clause SEVENTEENTH hereof or any other rights of the Company to terminate the employment of an employee, have the right to terminate the Employee’s employment forthwith by summary notice to be followed in writing in any of the following events:–

(i)     he is by reason of ill-health or accident incapacitated from performing his duties hereunder and shall have been so incapacitated for a total period of not less than two hundred and sixty working days in the preceding twenty four months;

(ii)    he has been found guilty of any criminal offence (other than under the Road Traffic Acts from time to time in force), or shall become of unsound mind or lunatic;

(iii)  he shall become insolvent or shall have compounded with or granted a trust deed on behalf of his creditors or their respective equivalents in England or in any other jurisdiction;

(iv)   he shall have refused or failed to agree to accept employment on the terms and in the circumstances specified in Clause FIFTEENTH hereof; and

(v)    he has committed any serious breach (whether by one or several acts or omissions) or repeated or continued any material breach of his obligations hereunder having already received warning from the Company or shall have been guilty of conduct tending to bring himself or the Company or any Associated Company into disrepute.

(B)   The termination of this Agreement in accordance with and for any of the reasons specified in this Clause shall be deemed to be for a substantial and sufficient reason of a kind such as to justify the Employee’s dismissal from holding the position that he holds and it shall be deemed, in the circumstances, to be fair and reasonable for the Company to give notice of termination provided for by this Clause.

(C)   Without prejudice to the Employee’s rights in his capacity as an employee, upon the termination of this Agreement howsoever arising he shall at any time on the Company’s request resign without claim for compensation from any office held by him in the Company or in any Associated Company merely in his capacity as a Director or Company Secretary.

SEVENTEENTH	Power of Attorney

The Employee hereby irrevocably appoints the Company to be his authorised attorney to do all such things and to execute all such documents in his name and on his behalf but only in so far as may be necessary to secure that the full benefit and advantage of the rights arising under Clauses THIRTEENTH, FOURTEENTH and SIXTEENTH (C) hereof are obtained by the Company (or where appropriate its nominee) and a letter signed by any Director or Secretary of the Company certifying that anything or any document has been done or executed within the authority hereby conferred shall be conclusive evidence of the same.

EIGHTEENTH	Grievance Procedure

Grievance procedures applicable to the Employee are set out in the Schedule hereto. If the Employee has any grievance relating to his employment with the Company he should raise the matter by following the procedures set out in the Grievance Procedures.

NINETEENTH	Disciplinary Rules

Disciplinary rules applicable to the Employee are set out in the Schedule hereto.

TWENTIETH	Restrictive Covenant

(A)   In this Clause the expression “Termination Date” means the date on which this Agreement shall determine irrespective of the cause or manner (the event of the Employee’s death or determination caused by a breach by the Company only excluded).

(B)   In so far as the Employee has obtained and is likely to obtain in the course of his further employment with the Company knowledge of trade secrets, designs, design improvements, know-how methods, lists and other confidential information relating to the Company and its Associated Companies and also to their respective clients or customers, in addition to the restrictions contained in Clause SEVENTH hereof he will be bound by the following restrictions:–

(i)     he will not either before or during the period of six months after the Termination Date, either (a) canvass or solicit or undertake in the United Kingdom in competition with the Company, the custom or business of any person, firm or company carrying on business in the United Kingdom who at any time during the last eighteen months of the Employee’s employment with the Company was a client or customer of the Company or any Associated Company of it in relation to whose requirements he had knowledge of a material kind or (b) accept such orders from any such person;

(ii)    he will not either before or during the period of six months after the Termination Date (a) be directly or indirectly engaged, interested or concerned in any business carried on or about to be carried on by any person, firm or company which is in any way competitive with the business of the Company, or with the business of any Associated Company (b) set up in business either on his own or in conjunction with others, within a radius of one hundred miles from the Employee’s principal place of business with the Company at the Termination Date; provided always that these restrictions shall not operate so as to prohibit the Employee (a) from being engaged, interested or concerned in any such business so far as his involvement therein or duties thereto shall relate exclusively to work of a kind or nature with which the Employee was not concerned to a material extent during his employment with the Company or (b) from holding or being otherwise interested in not more than 5% of the equity share capital or loan capital of any company which is quoted on a recognised Stock Exchange (as defined in the Financial Services Act 1986) or dealt in on the Unlisted Securities Market;

(iii)  he will not either before or during the period of two years after the Termination Date entice, solicit or endeavour to entice or solicit any employee, contractor or consultant of the Company or any Associated Company of it away from employment of or other association with the Company or any such Associated Company;

(iv)   he will not at any time whether before or after the Termination Date interfere with the supply to the Company or to any Associated Company of it of any goods or services by any supplier who during the twelve months preceding the Termination Date shall have supplied goods or services to the Company or to any such Associated Company being a supplier with whom, during the course of his employment with the Company, he had dealings of a material kind in his capacity as an employee of the Company nor will he interfere or seek to interfere with the continuance of such supply or the terms on which supply has during such period as aforesaid been made.

(C)   The restrictions set out in paragraphs (i), (ii), (iii) and (iv) of sub-clause (B) above shall apply to any action taken by the Employee whether as agent, representative, principal, employee, sub-contractor or consultant or as a director or shareholder of any company and/or by any spouse of his and/or by any company controlled by him or any such spouse.

(D)   While the restrictions aforesaid are considered by both parties hereto to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforseen and accordingly it is hereby declared and agreed that (a) each of the foregoing restrictions in this Clause are separate and severable restrictions and (b) if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording hereof were deleted and/or the periods (if any) thereof reduced and/or area dealt with thereby reduced in scope, the said restrictions shall apply with such deletions or modifications as may be necessary to make them valid and effective.

(E)   Since the Employee may obtain in the course of his employment by reason of services rendered for or offices held in any Associated Company knowledge of the trade secrets, designs, design improvements, know-how, business information methods, lists (including lists of clients) or other confidential information of such company, he agrees that without prejudice to the foregoing restrictions he will at the request and cost of the Company enter into a direct agreement or undertaking with such company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products, services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

TWENTY-FIRST	Definitions

In this Agreement words and phrases defined for the purposes of Sections 736 and 744 of the Companies Act 1985 shall bear the same meaning and the expression “Associated Company” means any company which from time to time is (i) a company having an ordinary share capital of which not less than twenty-five per centum is owned directly or indirectly by the Company or (ii) a holding company of the Company or any subsidiary of any such holding company; and the provisions of Section 840 of the Income and Corporation Taxes Act 1988 shall apply in determining the questions of control for any purpose.

TWENTY-SECOND	Notices

Notices may be given by either party by letter or facsimile message, addressed to the other at (in the case of the Company) its registered office for the time being or such other place as may be notified to the Employee for this purpose and (in the case of the Employee) his last known address, and any such notice shall be deemed to have been served at the time at which the letter would, in the ordinary course of the regular first class post, have been received.

TWENTY-THIRD	Continuing Provisions

The expiration or determination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect after such expiration or determination.

TWENTY-FOURTH	Whole Agreement

The information contained herein constitutes a written statement of the terms of the Employee’s employment in compliance with the provisions of the Employment Protection (Consolidation) Act 1978 as amended, and comprises the whole agreement relating to the matters contemplated herein. Any other agreements between the parties are hereby revoked and replaced by this Agreement from the date on which this Agreement is deemed to have commenced, which, save for any alteration of salary pursuant to Clause EIGHTH hereof, may only be altered or amended by an agreement in writing formally executed by the parties hereto.

TWENTY-FIFTH	Interpretation

In this Agreement words importing the masculine shall include the feminine and words importing the singular include the plural and vice versa.

TWENTY-SIXTH	Governing Law

This Agreement shall be governed and construed in all respects in accordance with the Law of Scotland and the parties hereto submit to the jurisdiction the Scottish Courts:

IN WITNESS WHEREOF these presents typewritten on this and the 22 preceding pages and the Schedule hereto are executed by the parties as follows:

They are subscribed by the Company and signed for and on its behalf at Newbridge on the 28th day of June, 1994 by:

/s/ K.A. Cockburn Director

/s/ William Hamilton Director/Secretary

They are subscribed by the Employee at Singapore on the 16th day of May, 1994 in the presence of:–

Signature of	First Witness /s/ William Hamilton Full Name William Hamilton Address 67 Mewteth View Dunblane Occupation Company Director /s/ Michael Craig Employee’s Signature

Signature of	Second Witness /s/ Douglas James Black Full Name Douglas James Black Address 4 Grantley Gdns Glasgow Occupation Salesperson

This is the Schedule referred to in

the foregoing Contract of Employment.

SCHEDULE

OF

DISCIPLINARY

AND

GRIEVANCE PROCEDURES

MURRAY GROUP MANAGEMENT LIMITED

MURRAY HOUSE

4 REDHEUGHS RIGG

SOUTH GYLE

EDINBURGH EH12 9DQ

Disciplinary Procedure.

1.	INFORMAL WARNING

If after investigation the work or conduct of an employee is found to be not of the standard required or if he is found to be in breach of his terms of employment he will be asked to explain or justify this. If the explanation is not acceptable he will be given an informal warning by his immediate supervisor or in his absence some other person of authority in the Company. This warning will be given verbally and the supervisor will make it clear that an informal warning is being administered and that it will be recorded on file. The following list while neither exhaustive nor exclusive is inclusive of the types of misconduct which will normally result in disciplinary action short of dismissal:–

(a)	careless damage to Company property;

(b)	careless damage to property not belonging to the Company whilst engaged, or purporting to be engaged on Company business;

(c)	unauthorised use of property belonging to the Company;

(d)	unauthorised use of property not belonging to the Company whilst engaged or purporting to be engaged on Company business;

(e)	unauthorised absence from work;

(f)	carelessness or negligence in carrying out the duties and responsibilities of the post;

(g)	refusal to obey reasonable instructions or otherwise fulfil the contracted obligations of the post;

(h)	abusive or threatening behaviour towards any person whilst engaged or purporting to be engaged on Company business;

(i)	incapacity to carry out the duties of the post due to intake of alcohol or unprescribed use of drugs;

(j)	less serious breaches of safety rules;

(k)	persistent bad timekeeping;

(l)	persistent and unrelated short-term sickness absences.

2.	FORMAL WARNING

2.1.	If the informal warning does not have the required effect or if there is a repetition of conduct justifying an informal warning the employee’s immediate supervisor will give the employee a formal warning that his performance or conduct must improve. A written record of the formal warning will be given to the employee and will include:–

(a)	the reason for the warning;

(b)	the disciplinary action which may follow from a failure to comply with the warning;

(c)	any specific period of time in which the employee is required to comply with the warning;

(d)	the employee’s right of appeal.

A copy of that document will be signed and dated by the employee and placed on his file.

2.2.	If a formal warning fails to achieve and maintain the required improvement in conduct or performance or where a further act or omission warranting disciplinary action occurs the employee will be given an opportunity to explain or justify the failure to his immediate supervisor. If the opportunity to state his case is not taken up by the employee or, on investigation, the explanation or justification is not acceptable the disciplinary action described in 2.3. below will be carried out.

2

2.3.	The next step will be a final warning which will be administered by a Director of the Company and written record of the final warning will be given to the employee.

This document will record:–

(a)	that it is a final warning;

(b)	the reason for the final warning;

(c)	where relevant the period of time in which the required improvement is to be achieved;

(d)	that failure to achieve the required improvement in performance or conduct or failure to comply with the employee’s terms of employment will result in dismissal.

A copy of the document which will be signed and dated by the employee will be placed on his personal file.

3.	DISMISSAL

If, following one or more formal warnings the termination of the employment of an employee is contemplated the matter will be discussed by the Director who issued the written warning and the employee’s immediate supervisor at the location where the employee works and if it is decided to dismiss the employee the decision will be given to him in writing.

4.	GROSS MISCONDUCT

If there is gross misconduct by an employee he may be subject to summary dismissal or may be suspended on full pay pending the outcome of enquiries into the misconduct.

3

Dismissal without notice may result from such enquiries. Gross misconduct is behaviour of such a nature that the Company is unable to tolerate the continued employment of the individual concerned. The following list is neither exhaustive nor exclusive but is inclusive of the types of misconduct which will normally result in dismissal:–

(a)	theft of Company property;

(b)	theft of property not belonging to the Company whilst engaged, or purporting to be engaged on Company business;

(c)	wilful damage to, or misuse of, Company property or resources;

(d)	wilful damage to, or misuse of, property or resources not belonging to the Company whilst engaged or purporting to be engaged on Company business;

(e)	physical or indecent assault on any person whilst engaged or purporting to be engaged on Company business;

(f)	grossly indecent abusive or threatening behaviour towards any person whilst engaged or purporting to be engaged on Company business;

(g)	fighting at work;

(h)	wilful breach of specified safety rules;

(i)	dishonest or fraudulent acts;

(j)	wilful provision of false or misleading information or wilful non-disclosure of information which materially affects the employee’s contract of employment;

(k)	wilful breach of confidentiality or abuse of authority;

4

(l)	criminal conviction/civil liability or other unacceptable conduct which renders the employee unsuitable to carry out the duties and responsibilities of the post, whether or not the conduct occurred while on duty;

(m)	gross carelessness or negligence in carrying out the duties and responsibilities of the post.

5.	RIGHT OF APPEAL

An employee to whom a formal warning has been given as a result of the application of this Disciplinary Procedure has a right to appeal to one of the Directors of Murray Group Management Limited.

An employee who has been dismissed as a result of the application of this Disciplinary Procedure also has a right to appeal to a Managing Director of Murray Group Management Limited. Such appeals must be made in writing within three working days of the action being taken against him and his failure to appeal within that time will be regarded as acceptance of the action. A hearing will take place within 14 days or as soon as practicably possible thereafter and a decision will be sent to the employee within 7 days of the hearing. No further right of appeal exists and the procedure shall be considered to be exhausted.

6.	RIGHT OF REPRESENTATION

An employee may if he wishes have a colleague or other representative present to support him when any formal warning is given or at any subsequent stage in the operation of this Disciplinary Procedure.

Any record of warnings, informal or formal, will be removed from the personal file of an employee two years after the date of any single warning or the last of a sequence of warnings.

5

Grievance Procedure

(A)	If an employee has any grievance relating to his employment, he should raise the matter as follows:–

(i)	first contact his immediate supervisor to discuss the matter informally;

(ii)	if this does not resolve the matter or if the employee feels he has been unfairly treated, contact the Managing Director of the Company either orally or in writing to discuss the matter within 3 weeks of the occurrence of the event or events giving rise to such grievance;

(iii)	if this does not resolve the matter or if the employee still feels he has been unfairly treated he may request a meeting with one of the Directors of Murray Group Management Limited within 4 weeks after he contacted the Company’s Managing Director who will deal with the employee’s case as soon as practicable thereafter. Such a request should be submitted in writing to the Managing Director giving reasons why such a meeting is appropriate.

(B)	At any stage in the Grievance Procedure set out above the employee may be accompanied by a colleague of his choice.

This document is to be taken as referring to male and female employees notwithstanding that for convenience all references are to male employees.

/s/ K. A. Cockburn
Director

/s/ William Hamilton
Director Secretary

/s/ Michael Craig
Employee’s Signature

6